Exhibit 7.4

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

dated as of

FEBRUARY 27, 2008

among

THE NASDAQ STOCK MARKET, INC.,

BORSE DUBAI NASDAQ SHARE TRUST

and

BORSE DUBAI LIMITED

i

7.6	Severability	20
7.7	Counterparts; Effectiveness	20
7.8	New York Law	20
7.9	Jurisdiction; Service of Process; Waiver of Jury Trial	20
7.10	Specific Performance	21
7.11	Interpretation	21
7.12	Limitation of Trustee Liability	22

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of February 27, 2008 (this “Registration Rights Agreement”), among The Nasdaq Stock Market, Inc., a Delaware corporation (together with any successor entity thereto, “Nasdaq”), Borse Dubai Limited, a company registered in the Dubai International Financial Centre in Dubai with company number CL0447 (together with any successor entity thereto, “Borse Dubai”), and Borse Dubai Nasdaq Share Trust, a Delaware statutory trust, (the “Trust” and, together with Borse Dubai, the “Initial Holders”). Nasdaq, Borse Dubai and the Trust are sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Pursuant to the OMX Transaction Agreement, dated November 15, 2007 (as amended and supplemented from time to time, the “OMX Transaction Agreement”), between Nasdaq, BD Stockholm AB, a corporation organized under the laws of Sweden, and Borse Dubai, Borse Dubai and the Trust will receive shares of Common Stock (as defined below) (the “Purchased Shares”); and

WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the OMX Transaction Agreement (the “Closing”) that the parties hereto execute and deliver this Registration Rights Agreement.

For good and valuable consideration, the receipt of which is hereby acknowledged, Nasdaq desires to provide to each Holder (as defined below) the rights to register the Registrable Securities (as defined below) held by them under the Securities Act (as defined below) on the terms and subject to the conditions set forth herein.

ARTICLE I
DEFINITIONS

1.1          Definitions.  As used in this Registration Rights Agreement, the following capitalized terms shall have the following respective meanings:

“2005 Registration Rights Agreement”:  The Registration Rights Agreement, dated as of April 21, 2005, among (i) Nasdaq (ii) the H&F Entities, (iii) the SLP Entities, (iv) Integral Capital Partners VI, L.P. and (v) VAB Investors, LLC.

“Action”:  Any action, suit, arbitration, inquiry, proceeding or investigation by or before any governmental entity.

“Affiliate”:  With respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding the foregoing, Nasdaq and its Affiliates, on the one hand, will not be deemed to be Affiliates of any of Borse Dubai and its Affiliates or DIFX and its Affiliates, on the other hand, and vice versa.  For the avoidance of doubt, Affiliates of Borse Dubai refer only to Persons directly or indirectly controlled by Investment Corporation of Dubai, a Dubai company.

“Authority”:  Any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or Self-Regulatory Organization.

“Automatic Shelf Registration Statement”:  An automatic shelf registration statement within the meaning of Rule 405 under the Securities Act.

“Common Stock”:  Nasdaq’s common stock, $0.01 par value per share, and any securities issued in or upon exchange, conversion or replacement of such Common Stock.

“Borse Dubai Holder”:  Borse Dubai and any other Holder to whom a Borse Dubai Holder has in accordance with Section 7.2 assigned the right to request the filing of a registration statement pursuant to Section 2.1.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Facilities Agreement” means that certain Facilities Agreement, dated August 17, 2007, as amended and restated on September 20, 2007 and as amended on September 24, 2007, among, inter alia, Borse Dubai, as borrower, the lenders party thereto and HSBC.

“H&F Entities”:  Collectively, Hellman & Friedman Capital Partners IV, L.P., H&F Executive Fund IV, L.P., H&F International Partners IV-A, L.P., H&F International Partners IV-B, L.P. and any affiliates to whom they transfer Registrable Securities.

“H&F Holders”:  Each of the H&F Entities and any other Holder to whom an H&F Holder has in accordance with Section 7.2 of the 2005 Registration Rights Agreement assigned the right to request the filing of a registration statement pursuant to Section 2.1 of the 2005 Registration Rights Agreement.

“Holder”:  Any holder of Registrable Securities (including any direct or indirect transferee of the Initial Holders) who agrees in writing to be bound by the provisions of this Registration Rights Agreement and, in the case of Holders other than the Initial Holders, specifies in such writing the address and facsimile number at which notices may be given pursuant to this Registration Rights Agreement and delivers a copy of such writing to Nasdaq.

“HSBC” means HSBC Bank plc, as Security Trustee for the benefit of the Secured Parties (as such term is defined in the Facilities Agreement) under the Nasdaq Share Charge.

“Nasdaq Share Charge” means the pledge agreement to be entered into between Borse Dubai and HSBC in connection with the Closing, whereby Borse Dubai has pledged all of its right, title and interest in and to the Shares of Nasdaq that it owns to secure its obligations under the Facilities Agreement.

“OMX Transaction Agreement Closing Date”:  The “Closing Date” as defined in the OMX Transaction Agreement.

“Person”:  Any individual or a corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency thereof.

“Proceeding”:  Any claim, suit, action or legal, administrative, arbitration or other alternative dispute resolution proceeding or investigation.

“Registrable Securities”:  Each of (a) the Purchased Shares, (b) any additional securities that may be issued to or purchased by Borse Dubai or any of its subsidiaries after the date hereof, pursuant to the terms of the OMX Transaction Agreement or the Nasdaq Stockholders’ Agreement (as defined in the OMX Transaction Agreement) and (c) any securities issued as dividend or other distribution with respect to, or in or upon exchange, conversion or replacement of, any Registrable Securities.  Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities are held by a Holder that together with its affiliates beneficially owns less than 2% of such class or series of securities and such securities may be sold or transferred by such Holder without restriction pursuant to 144(k) (or successor provision) under the Securities Act or (iv) such securities shall have ceased to be outstanding.

“Registration Date”:  The date which is twelve months following the OMX Transaction Agreement Closing Date.

“Registration Expenses”:  Any and all expenses incident to performance of or compliance with this Registration Rights Agreement, including, without limitation, (i) all SEC and stock exchange or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the NASD Manual, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities market or exchange and all rating agency fees, (v) the fees and disbursements of counsel for Nasdaq and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected pursuant to Section 6.1 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and (viii) fees and expenses incurred by Nasdaq or the Holders participating in such registration in connection with any “road show” including travel and accommodations.

“Representatives”:  means, with respect to any Party, the directors, officers, employees, agents, attorneys, accountants, consultants, financial and other advisors of such Party.

“Securities Act”:  The Securities Act of 1933, as amended.

“SEC”:  The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act and other federal securities laws.

“Self-Regulatory Organization”:  FINRA, the Dubai Financial Services Authority, any United States or non-United States securities exchange, commodities exchange, registered securities association, the Municipal Securities Rulemaking Board, National Futures Association, and any other board or body, whether United States or non-United States, that regulates brokers, dealers, commodity pool operators, commodity trading advisors or future commission merchants.

“SLP Entities”:  Collectively, Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P. and any affiliates to whom they transfer Registrable Securities.

“SLP Holders”:  Each of the SLP Entities and any other Holder to whom an SLP Holder has in accordance with Section 7.2 of the 2005 Registration Rights Agreement assigned the right to request the filing of a registration statement pursuant to Section 2.1 of the 2005 Registration Rights Agreement.

“Trust Holder”:  The Trust and any other Holder to whom a Trust Holder has in accordance with Section 7.2 assigned the right to request the filing of a registration statement pursuant to Section 2.1.

“WKSI”:  A well-known seasoned issuer that is not an “ineligible issuer” as such terms are defined in Rule 405 under the Securities Act.

1.2          Table of Definitions.  The following terms have the meanings set forth in the Sections set forth below:

Term	Defined in

Borse Dubai	Preamble
Closing	Recitals
FINRA	Definition of Registration Expenses
Indemnified Parties	Section 4.1
Initial Holders	Preamble
Initiating Holders	Section 2.1(a)
Initiating Shelf Holders	Section 2.1(d)
Marketed Take-down	Section 2.1(d)
Nasdaq	Preamble
OMX Transaction Agreement	Recitals
Parties	Preamble
Party	Preamble
Purchased Shares	Recitals
Shelf Registration Statement	Section 2.1(b)
Trust	Preamble
Trustee	Section 7.12

ARTICLE II
REGISTRATION RIGHTS

2.1          Demand Registration Rights.

(a)           Right to Demand Registration of Registrable Securities.  Subject to the conditions of this Section 2.1, if Nasdaq shall receive a written request from one or more Borse Dubai Holders and/or Trust Holders (the “Initiating Holders”), that Nasdaq file a registration statement under the Securities Act covering the registration of Registrable Securities having a value (based on the average closing sale price per share of Common Stock for 10 trading days preceding the registration request) of not less than $50,000,000 (or, if less, all of the Registrable Securities then held by such requesting Holders), then Nasdaq shall, within five (5) days of the receipt thereof, give written notice of such request to all Holders, who must respond in writing within fifteen (15) days requesting inclusion in such registration of such Holders’ Registrable Securities of the same type or types that are being registered by the Initiating Holders.  Each request must specify the amount and intended manner of disposition of such Registrable Securities.  Nasdaq, subject to the limitations of this Section 2.1, must use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in accordance with this Section 2.1 together with any other securities of Nasdaq entitled to inclusion in such registration; provided, however, that Nasdaq shall not be required to file a registration statement in connection with a written request pursuant to this paragraph (a) prior to the date which is sixty (60) days before the Registration Date.  To the extent that Nasdaq has registered Registrable Securities on a Shelf Registration Statement pursuant to Section 2.1(b) on behalf of any Initiating Holders, and any such Registrable Securities remain unsold at the time the Initiating Holders make a demand pursuant to this Section 2.1(a), the Initiating Holders shall be responsible to fund any registration fee pursuant to such demand in respect of the number of such unsold Registrable Securities under such Shelf Registration Statement.

(b)           Shelf Registration Statement.  If a written request made by the Initiating Holders under Section 2.1(a) hereof specifies that the intended manner of disposition of Registrable Securities is to be made by means of a shelf registration providing for resales of such Registrable Securities, Nasdaq shall use its reasonable best efforts to effect, as soon as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be so registered in accordance with Section 2.1(a) pursuant to a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 (or successor provision) under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of such Registrable Securities

 (which shall be an Automatic Shelf Registration Statement if Nasdaq is a WKSI at the time of such filing).

(c)           Underwritten Offerings.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Nasdaq as a part of their request made pursuant to Section 2.1(a) hereof and Nasdaq shall include such information in the written notice referred to in such Section 2.1(a).  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to Nasdaq) and complete and execute all questionnaires, powers of attorney and other documents reasonably required under the terms of such underwriting agreement and these registration rights.  Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises Nasdaq in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then Nasdaq shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated as follows (i) first, to the extent any securities are requested to be included in such registration pursuant to Section 2.3 of the 2005 Registration Rights Agreement by the H&F Holders or the SLP Holders, the amount of such securities requested by the H&F Holders or the SLP Holders, allocated in accordance with the 2005 Registration Rights Agreement, that can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above, (ii) second, among the Initiating Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (on an as converted basis) held by such Initiating Holders requested to be included in such underwriting that can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above and (iii) third, to the extent all Registrable Securities requested to be included in such underwriting by the Initiating Holders have been included, among the Holders (other than the Initiating Holders) requesting inclusion of Registrable Securities in such underwritten offering, as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (on an as converted basis) held by such Holders requested to be included in such underwriting.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d)           Underwritten Shelf Take-Downs.  Notwithstanding the provisions of Section 2.1(c) hereof, if a Shelf Registration Statement has become effective in accordance with Section 2.1(b) hereof and any Borse Dubai Holder or Trust Holder (the “Initiating Shelf Holders”) of Registrable Securities covered by such Shelf Registration Statement advises Nasdaq in writing that it intends to sell its Registrable Securities pursuant to an underwritten “take-down” under such Shelf Registration Statement which could involve a customary “road show” (a “Marketed Take-down”), then Nasdaq shall, within five (5) days of the receipt thereof, give written notice of such intention to all Holders of Registrable Securities under such Shelf Registration Statement, who must respond in writing within fifteen (15) days requesting inclusion of such Holders’ Registrable Securities in such Marketed Take-down.  In such event, the right of any Holder to include its Registrable Securities in such Marketed Take-down shall be conditioned upon such Holder’s participation in such Marketed Take-down and inclusion of such Holder’s Registrable Securities in the Marketed Take-down to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to Nasdaq).  Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises Nasdaq in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or the distribution of the securities to be offered, then Nasdaq shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the amount of Registrable Securities that may be included in the underwriting shall be allocated as follows (i) first, to the extent any securities are requested to be included in such registration pursuant to Section 2.3 of the 2005 Registration Rights Agreement by the H&F Holders or the SLP Holders, the amount of such securities requested by the H&F Holders or the SLP Holders, allocated in accordance with the 2005 Registration Rights Agreement, that can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above, (ii) second, among the Initiating Shelf Holders as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (on an as converted basis) held by such Initiating Shelf Holders requested to be included in such underwriting that can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above and (iii) third, to the extent all Registrable Securities requested to be included in such underwriting by the Initiating Shelf Holders have been included, among the Holders (other than the Initiating Holders) requesting inclusion of Registrable Securities in such underwritten offering, as nearly as possible on a pro rata basis based on the total amount of Registrable Securities (on an as converted basis) held by such Holders requested to be included in such underwriting.  For avoidance of doubt, if any Holder desires to sell its Registrable Securities pursuant to an underwritten “take-down” under the Shelf Registration Statement which does not involve a customary “road show”, then the other Holders will not have the right to participate in such underwritten “take-down”.

(e)           Registration Limits.  Notwithstanding the foregoing, Nasdaq shall not be required to effect a registration pursuant to this Section 2.1:

(i)            that will become effective prior to the Registration Date;

(ii)           in the case of (A) a registration requested by the Borse Dubai Holders pursuant to Section 2.1(a) hereof, after Nasdaq has effected a total of six (6) registrations requested by any of the Borse Dubai Holders pursuant to such Section and (B) a registration requested by the Trust Holders pursuant to Section 2.1(a) hereof, after Nasdaq has effected a total of three (3) registrations requested by any of the Trust Holders pursuant to such Section; provided, however, that a registration request involving an underwritten offering will not count as a requested registration under this clause (ii) unless the Holder making such request is able, after giving effect to any underwriting cutbacks contemplated by Section 2.1(c) or (d) hereof, to register at least 75% of the amount of Registrable Securities originally requested by such Holder to be included in such registration; provided further, however, that if the Borse Dubai Holders and the Trust Holders jointly request a registration pursuant to Section 2.1(a) hereof, then, for purposes of this clause (ii), whichever of either the Borse Dubai Holders (as a group) or the Trust Holders (as a group) is able to register and sell more Registrable Securities pursuant to such request shall be deemed solely to have made such request; and provided still further, however that any Marketed Take-down other than the first such Marketed Take-down requested by a Borse Dubai Holder or Trust Holder under any Shelf Registration Statement which has been effected pursuant to the request of such Holder shall be deemed to be a requested registration by such Holder for purposes of this clause (ii);

(iii)          within 90 days of the effective date of any other registration statement filed by Nasdaq pursuant to the Securities Act in connection with Nasdaq making a primary offering of its securities, excluding registration statements filed on From S-4 or S-8 (or any substitute form that may be adopted by the SEC);

(iv)          if Nasdaq shall furnish to Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chairman, President or a Vice President of Nasdaq stating that in the good faith judgment of Nasdaq’s Board of Directors the filing or effectiveness of such registration statement would materially interfere with any proposed acquisition, disposition, financing or other material transaction involving Nasdaq or its subsidiaries, in which event Nasdaq shall have the right to defer such filing for a period of not more than sixty (60) days in any 90-day period after receipt of the request of the Initiating Holders; provided that Nasdaq shall not defer filings pursuant to this clause (iv) more than an aggregate of one hundred and twenty (120) days in any twelve (12) month period; or

(v)           requested by either the Borse Dubai Holders or the Trust Holders if in the prior six (6) months Nasdaq has effected a registration pursuant to this Section 2.1 at the request of either the Borse Dubai Holders or the Trust Holders.

2.2          Piggyback Rights.  If Nasdaq at any time after the Registration Date hereof proposes to register its Common Stock (or any security which is convertible into or exchangeable or exercisable for Common Stock) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Article II.  Upon the written request of any such Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Nasdaq will, as expeditiously as reasonably practicable, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities (in the form of Common Stock) which Nasdaq has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Nasdaq shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, Nasdaq may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in Nasdaq’s registration must sell their Registrable Securities to the underwriters selected by Nasdaq on the same terms and conditions as apply to Nasdaq, with such differences, including any with respect to indemnification, as may be customary or appropriate in combined primary and secondary offerings.  If a registration requested pursuant to this Section 2.2 involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

2.3          Priority in Piggyback Registrations.  If a registration pursuant to Section 2.2 hereof involves an underwritten offering and the managing underwriter advises Nasdaq in writing that, in its opinion, marketing factors require a limitation of the amount of securities to be underwritten (including Registrable Securities) because the amount of securities to be underwritten is likely to have an adverse effect on the price, timing or distribution of the securities to be offered, in such offering as contemplated by Nasdaq (other than the Registrable Securities), then, (i) in the case such registration is being made pursuant to the registration demand rights under Section 2.1 of the 2005 Registration Rights Agreement as in effect on the date of this Registration Rights Agreement (but without giving effect to any amendment, supplement or other modification of such agreement after the date hereof), Nasdaq will include in such registration (A) first, 100% of the securities the H&F Holders or SLP Holders propose to sell and (B) second, to the extent that the amount of securities requested to be involved in such registration pursuant to Section 2.2 hereof can, in the opinion of such managing underwriter, be sold without having the materially adverse effect referred to above, the amount of Registrable Securities (on an as converted basis) which the Holders have requested to be included in such registration and the securities to be offered by Nasdaq, if any, such amount to be allocated pro rata among all requesting Holders and Nasdaq on the basis of the amount of securities requested by such Holders and Nasdaq in such registration, and (ii) otherwise (A) first, 100% of the securities Nasdaq proposes to sell, (B) second, to the extent that the amount of securities requested to be included in such registration pursuant to Section 2.3 of the 2005 Registration Rights Agreement by the H&F Holders or the SLP Holders can, in the opinion of such managing underwriter, be sold without having the materially adverse effect referred to above, the amount of such securities requested by the H&F Holders or the SLP Holders, allocated in accordance with the 2005 Registration Rights Agreement, (C) third, to the extent that the amount of Registrable Securities requested to be included in such registration pursuant to Section 2.2 hereof can, in the opinion of such managing underwriter, be sold without having the materially adverse effect referred to above, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the amount of Registrable Securities then held by each such requesting Holder (provided that any amount thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting holders in like manner) and (D) fourth, to the extent that the amount of securities requested to be included in such registration can, in the opinion of such managing underwriter, be sold without having the materially adverse effect referred to above, the amount of securities held by any other Person which have the right to be included in such registration.

2.4                               Expenses.  Nasdaq will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Article II.

2.5                               Registration Form.  Nasdaq shall select the registration statement form for any registration pursuant to Section 2.1, but shall cooperate with the requests of the Initiating Holders or managing underwriters selected by them as to the inclusion therein of information not specifically required by such form.

2.6                               Additional Rights.  If Nasdaq at any time after the date hereof grants to any other holders of Common Stock or securities of Nasdaq convertible into Common Stock any rights to request Nasdaq to effect the registration under the Securities Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Article II, the terms of this Article II shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

2.7          Rights of Transferee Under NASDAQ Stock Charge.  If, subsequent to the filing of any registration statement by Nasdaq pursuant to the terms of this Article II, any Person or Persons shall become a Holder (directly by way of a transfer by Borse Dubai or HSBC) in connection with the exercise by HSBC of its rights and remedies under the Nasdaq Share Charge, Nasdaq agrees that it shall take all measures necessary either to amend the registration statement (including, if such registration statement has been declared effective and if necessary, by way of a post-effective amendment to such registration statement) or if necessary and applicable, a prospectus supplement, in either case to name any such Holder as a selling shareholder under such registration statement, and any such Holder shall benefit from the rights afforded by Section 2.4 in connection with any such amendment.  The undertakings by Nasdaq under this Section 2.7 shall be enforceable and exercisable irrespective of any limitation imposed by Sections 2.1(e)(ii) through (v).

ARTICLE III
REGISTRATION PROCEDURES

3.1                               Registration Procedures.  If and whenever Nasdaq is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Registration Rights Agreement, Nasdaq will, as expeditiously as reasonably practicable:

(a)                                  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided, however, that Nasdaq may discontinue any registration of its securities which is being effected pursuant to Section 2.2 at any time prior to the effective date of the registration statement relating thereto;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period (A) in the case such registration statement is a Shelf Registration Statement, ending on the date that the securities registered under such Shelf Registration Statement cease being Registrable Securities, and (B) in the case of all other registration statements, not in excess of 180 days, and, in each case, to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, Nasdaq will furnish to each counsel selected pursuant to Section 6.1 hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders and use all reasonable efforts to take into account and, if appropriate, reflect in such registration statement or amendment thereto such comments as the Holders and their counsel may reasonably request; and provided, further, that notwithstanding the foregoing, Nasdaq may suspend the effectiveness of a Shelf Registration Statement by written notice to the Holders of Registrable Securities subject to such Shelf Registration Statement for a period not to exceed an aggregate of sixty (60) days in any 90-day period and not to exceed an aggregate of one hundred and twenty (120) days in any twelve (12) month period if:

(i)                                     an event occurs and is continuing as a result of which the Shelf Registration Statement would, in Nasdaq’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii)                                  Nasdaq reasonably determines that the disclosure of such event at such time would materially interfere with any proposed acquisition, disposition, financing or other material transaction involving Nasdaq or its subsidiaries;

(c)                                  furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary and final prospectus and supplement thereto), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d)                                 use its reasonable best efforts to (A) register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, and (B) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided, however, that Nasdaq shall not for any such purpose be required to (I) qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3.1(d), it would not be obligated to be so qualified, (II) subject itself to taxation in any such jurisdiction other than with respect to the registration of securities or (III) consent to general service of process in any such jurisdiction;

(e)                                  notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.1(b) hereof, of Nasdaq’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare as promptly as reasonably practical a post-effective amendment to such registration statement and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)                                    use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(g)                                 enter into and perform such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Article IV hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(h)                                 obtain a “cold comfort” letter or letters from Nasdaq’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of shares of such Registrable Securities (on an as converted basis) or managing underwriter or agent shall reasonably request;

(i)                                     make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Nasdaq, and cause all of Nasdaq’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)                                     notify counsel (selected pursuant to Section 6.1 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, as promptly as possible, and confirm the notice in writing (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(k)                                  make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(l)                                     if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein and to which Nasdaq does not reasonably object, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(m)                               cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(n)                                 obtain for delivery to the Holders of Registrable Securities being registered and to the underwriters or agents an opinion or opinions from counsel for Nasdaq in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(o)                                 cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(p)                                 if requested by the underwriters, prepare and present to potential investors customary “road show” or marketing materials in a manner consistent with other new issuances of other securities similar to the Registrable Securities.

Each Holder of Registrable Securities agrees as a condition to the registration of such Holder’s Registrable Securities as provided herein to furnish Nasdaq with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Nasdaq may from time to time reasonably request in writing.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from Nasdaq of the happening of any event of the kind described in Section 3.1(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by Nasdaq, such Holder will deliver to Nasdaq (at Nasdaq’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event Nasdaq shall give any such notice, the period mentioned in Section 3.1(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1(e) hereof and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof.

3.2                               Restrictions on Public Sale by Nasdaq.  Nasdaq agrees (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1(c) or Section 2.1(d), or any securities convertible into or exchangeable or exercisable for such securities, during such period as the lead underwriter may reasonably request, no greater than ninety (90) days, beginning on, the effective date of any registration statement relating to an offering under Section 2.1(c) or the pricing of an offering under Section 2.1(d) (except as part of such registration statement and except pursuant to registrations on Form S-4 or S-8 or any successor or similar form thereto), and (ii) that any agreement entered into after the date of this Registration Rights Agreement pursuant to which Nasdaq issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of such securities and not to effect any sale or distribution of such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (except as part of any such registration, if permitted).

ARTICLE IV
INDEMNIFICATION

4.1                               Indemnification by Nasdaq.  In the event of any registration of any securities of Nasdaq under the Securities Act pursuant to Article II hereof, Nasdaq will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective trustees, directors and officers or general and limited partners (including any director, officer, affiliate, employee, representative, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all Actions (whether or not an Indemnified Party is a party thereto), losses, claims, damages or liabilities, joint or several, and expenses (including, without limitation, reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of, relate to or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and Nasdaq will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided that Nasdaq shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or supplemental prospectus in reliance upon and in conformity with written information furnished to Nasdaq through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

4.2                               Indemnification by the Seller.  Nasdaq may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article II hereof, that Nasdaq shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.1) Nasdaq, its officers, directors and agents and all other prospective sellers with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Nasdaq through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or supplemental prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Nasdaq or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller.  In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the gross proceeds after underwriting discounts and commissions, but before expenses, received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

4.3                               Notices of Claims, Etc.  Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any Action with respect to which a claim for indemnification may be made pursuant to this Article IV, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such Action; provided that the failure of the Indemnified Party to give notice as provided herein (i) shall not relieve the indemnifying party of its obligations under this Article IV, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice, and (ii) shall not, in any event, relieve the indemnifying party from any obligations which it may have to any Indemnified Party other than the indemnification obligation provided in Sections 4.1 and 4.2.  In case any such Action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such Action, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party will consent to entry of any judgment or settle any Action which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Action and (ii) does not involve the imposition of equitable remedies or of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for such Indemnified Party will be indemnified hereunder.

4.4                               Contribution.

(a)                                  If the indemnification provided for in this Article IV from the indemnifying party is unavailable to or insufficient to fully hold harmless an Indemnified Party hereunder in respect of any Action, losses, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Action, losses, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions which resulted in such Action losses, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 4.4 as a result of the Action, losses, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(b)                                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(a) hereof.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

4.5                               Other Indemnification.  Indemnification similar to that specified in the preceding provisions of this Article IV (with appropriate modifications) shall be given by Nasdaq and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

4.6                               Non-Exclusivity.  The obligations of the Parties under this Article IV shall be in addition to any liability which any Party may otherwise have to any other Party.

ARTICLE V
RULE 144

5.1                               Rule 144.  Nasdaq covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if Nasdaq is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, Nasdaq will deliver to such Holder a written statement as to whether it has complied with such requirements.

ARTICLE VI
SELECTION OF COUNSEL

6.1                               Selection of Counsel.  In connection with any registration of Registrable Securities pursuant to Article II hereof, the Holders of a majority of the Registrable Securities (on as an converted basis) covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to Nasdaq in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

ARTICLE VII
MISCELLANEOUS

7.1                               Amendments; Waivers.

(a)                                  No failure or delay on the part of any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)                                 Any provision of this Registration Rights Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed by all Parties.

7.2                               Successors and Assigns.

(a)                                  All the terms and provisions of this Registration Rights Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and the successors and assigns of each Party, whether so expressed or not.  None of the Parties may assign any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that all or any portion of the rights of each Holder under this Registration Rights Agreement are transferable to each transferee of such Holder to whom the transferor transfers Registrable Securities and each transferee of such Holder agrees to be bound by and to perform all of the terms and provisions required by this Registration Rights Agreement.

7.3                               Confidentiality of Records.  Each of the Parties shall, and shall cause its Affiliates to, keep confidential, disclose only to its Affiliates or Representatives and use only in connection with the transactions contemplated by this Registration Rights Agreement all information and data obtained by them from the other Party or its Affiliates or Representatives relating to such other Party or the transactions contemplated hereby (other than information or data that (i) is or becomes available to the public other than as a result of a breach of this Section, (ii) was available on a non-confidential basis prior to its disclosure to or by one Party to another, or (iii) becomes available to one Party on a non-confidential basis from a source other than the other Party, provided that such source is not known by the receiving Party, after reasonable inquiry, to be bound by a confidentiality agreement with either of the non-receiving Parties or their Representatives and is not otherwise prohibited from transmitting the information to the receiving Party by a contractual, legal or fiduciary obligation), unless disclosure of such information or data is required by applicable law, regulation or stock exchange listing standard or is requested by an Authority.

7.4                               Notices.  All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile or similar writing) and shall be given to:

(a)                                  if to Nasdaq, to:

The Nasdaq Stock Market, Inc.
One Liberty Plaza

New York, NY 10006
Attn:  Edward S. Knight, Esq.
Fax:   (301) 978-8471

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attn:  Eric J. Friedman, Esq.
Fax:   (917) 777-2204

(b)                                 if to Borse Dubai, to:

Borse Dubai Limited
P.O. Box 506690
Level 7, Precinct Building 5, Gate District
Dubai International Financial Centre
Dubai, UAE
Attn:  Essa Kazim
Fax:   +971 (4) 331 4924

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn:  David M. Wilf, Esq.
Fax:   (212) 351-6277

(c)                                  if to Trust, to:

Borse Dubai Nasdaq Share Trust

c/o Wells Fargo Delaware Trust Company

919 North Market Street

Suite 1600

Wilmington, DE 19801

Attn:  Corporate Trust Services / Borse Dubai Nasdaq Share Trust
Fax:   (302) 575-2006

with a copy to (which shall not constitute notice)

Richards, Layton & Finger, P.A.

One Rodney Square

920 King Street

Wilmington, DE 19801

Attn:  Tara J. Hoffner
Fax:   (302) 498-7708

or such other address or facsimile number as such Party may hereinafter specify for the purpose of giving such notice to the Party.  Each such notice, request or other communication shall be deemed to have been received (i) if given by facsimile, when such facsimile is transmitted to the Fax number specified pursuant to this Section 7.4 and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is sent by reliable international overnight delivery service (with proof of service) or hand delivery or, (iii) if given by any other means, when delivered at the address specified in this Section 7.4.

7.5                               Headings.  The headings in this Registration Rights Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

7.6                               Severability.  The invalidity or unenforceability of any provision of this Registration Rights Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Registration Rights Agreement in such jurisdiction or the validity, legality or enforceability of this Registration Rights Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder will be enforceable to the fullest extent permitted by applicable law.

7.7                               Counterparts; Effectiveness.  This Registration Rights Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Registration Rights Agreement shall become effective when each Party shall have received counterparts hereof signed by all of the other Parties.

7.8                               New York Law.  The enforceability and validity of this Registration Rights Agreement, the construction of its terms and the interpretation of the rights and duties of the Parties shall be governed by the laws of the State of New York, without regard to conflict of law principles thereof that would mandate the application of laws of another jurisdiction.

7.9                               Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)                                  Each of the Parties unconditionally and irrevocably agrees to submit to the exclusive jurisdiction of the state and federal courts located in New York, New York for any suit, action or Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Registration Rights Agreement or the transactions contemplated hereby and hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert any objection, whether as a defense or otherwise, which such Party may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such court or that any such suit, action or Proceeding which is brought in any such court has been brought in an inconvenient forum or that such suit, action or Proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Registration Rights Agreement may not be enforced by in or by such courts.  Each Party agrees that a final judgment in any such suit, action or Proceeding shall be conclusive and may be enforced in any other jurisdiction in which a Party may be found or may have assets by suit on the judgment or in any other manner provided by applicable law, and agrees to the fullest extent permitted by law to consent to the enforcement of any such judgment and not to oppose such enforcement or to seek review on the merits of any such judgment in any such jurisdiction.

(b)                                 Each of the Parties hereby irrevocably consent to the service of process outside the territorial jurisdiction of such courts in any suit, Proceeding or action by giving copies thereof by hand-delivery of air courier to the address of such Party specified in Section 7.4 and such service of process shall be deemed effective service of process on such Party.  However, the foregoing shall not limit the right of any Party to effect service of process on the other Parties by any other legally available method.

(c)                                  To the extent that any Party hereto (including assignees of any Party’s rights or obligations under this Registration Rights Agreement) may be entitled, in any jurisdiction, to claim for itself or its revenues, assets or properties, sovereign immunity from service of process, from suit, from the jurisdiction of any court or arbitral tribunal, from attachment prior to judgment, from attachment in aid of execution or enforcement of a judgment (interlocutory or final), or from any other legal process, and to the extent that, in any such jurisdiction there may be attributed such a sovereign immunity (whether claimed or not), each Party hereto hereby irrevocably agrees not to claim, and hereby irrevocably waives to the fullest extent permitted by law, such sovereign immunity.

(d)                                 EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS REGISTRATION RIGHTS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.10                        Specific Performance.  The parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other Parties, for which damages, even if available, will not be an adequate remedy.  Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations, to prevent breaches of this Registration Rights Agreement by such Party and to the granting by any court of the remedy of specific performance of such Party’s obligations hereunder, without bond or other security being required, in addition to any other remedy to which any Party is entitled at law or in equity.  Each Party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any Party.

7.11                        Interpretation.

(a)                                  The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Registration Rights Agreement as a whole and not to any particular provision of this Registration Rights Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Registration Rights Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Registration Rights Agreement, they shall be deemed to be followed by the words “without limitation.”  All terms defined in this Registration Rights Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Registration Rights Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  In this Registration Rights Agreement, all references to “$” are to United States dollars and all references to “SEK” are to Swedish kronor.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments)

by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(b)                                 The Parties have participated jointly in the negotiation and drafting of this Registration Rights Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Registration Rights Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Registration Rights Agreement.

7.12                        Limitation of Trustee Liability.  It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wells Fargo Delaware Trust Company, not individually or personally, but solely as trustee (the “Trustee), in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, dated as February 21, 2008, among the Trustee, Nasdaq and Borse Dubai, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wells Fargo Delaware Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wells Fargo Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

IN WITNESS WHEREOF, each of the undersigned has executed this Registration Rights Agreement or caused this Registration Rights Agreement to be duly executed on its behalf as of the date first written above.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and
General Counsel

BORSE DUBAI LIMITED

By:	/s/ Soud Ba’Alawi
	Name:	Soud Ba’Alawi
	Title:	Vice Chairman

By:	/s/ Essa Kazim
	Name:	Essa Kazim
	Title:	Chairman

BORSE DUBAI NASDAQ SHARE TRUST

By: Wells Fargo Delaware Trust Company,
not in its individual capacity but solely as Trustee

By:	/s/ Tracy M. McLamb
	Name:	Tracy M. McLamb
	Title:	Vice President